Exhibit 99.1

Bluerock Residential Growth REIT Stockholders Approve Acquisition by Affiliates of Blackstone Real Estate

NEW YORK, NY – April 12, 2022 – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“BRG” or “Company”) announced that at a special meeting of stockholders (the “Special Meeting”) held earlier today, based on preliminary voting results, the Company’s stockholders approved the proposed acquisition of the Company by affiliates of Blackstone Real Estate (the “Acquisition”). The Acquisition will occur following the spin-off of the Company’s single-family rental business (the “Spin-Off”) through the taxable distribution to common stockholders of all of the outstanding shares of common stock of a newly formed real estate investment trust named Bluerock Homes Trust, Inc. (“BHM”). Company common stockholders will receive $24.25 in cash per share of Company common stock in the Acquisition in addition to the BHM common stock that they will receive in the Spin-Off.

The final voting results will be filed with the U.S. Securities and Exchange Commission (the “SEC”) on a Form 8-K.

“We are pleased that our stockholders have approved this transaction and thank them for their continued support,” said Ramin Kamfar, Chairman and Chief Executive Officer of the Company. “Today’s stockholder approval marks a key step in completing the transaction and delivering on the tremendous value it offers to our stockholders.”

The Acquisition and the Spin-Off currently are expected to close in the second quarter of 2022, and are subject to the completion of customary closing conditions. Upon the closing of the Acquisition, BRG’s common stock and preferred stock will no longer be listed on any public market.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value-add improvements to properties and to operations. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Media / Investor Inquiries

Josh Hoffman

208-475-2380

jhoffman@bluerockre.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. These forward-looking statements are based upon the Company’s present expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by Company management, involve uncertainty that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon these forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Factors that could have a material adverse effect on BRG’s operations, future prospects, the Acquisition and the Spin-Off include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the Company and affiliates of Blackstone Real Estate; the failure to satisfy any of the conditions to the completion of the Acquisition or the Spin-Off; the risks that the market does not value BHM shares at net asset value; the failure to recognize the potential benefits of the Spin-Off due to, among other reasons, BHM’s lack of liquidity, small market size or inability to grow and expand revenues and earnings following the Spin-Off; shareholder litigation in connection with the Acquisition or the Spin-Off, which may affect the timing or occurrence of the Acquisition or the Spin-Off or result in significant costs of defense, indemnification and liability; the effect of the announcement of the Acquisition and the Spin-Off on the ability of the Company to retain and hire key personnel and maintain relationships with its tenants, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the Acquisition and the Spin-Off; the ability to meet expectations regarding the timing and completion of the Acquisition and the Spin-Off; the possibility that any opinions, consents or approvals required in connection with the Spin-Off will not be received or obtained in the expected time frame, on the expected terms or at all; and significant transaction costs, fees, expenses and charges. There can be no assurance that the Acquisition, the Spin-Off or any other transaction described above will in fact be consummated in the expected time frame, on the expected terms or at all. There can be no assurance as to the impact of COVID-19 and other potential future outbreaks of infectious diseases on the Company’s or BHM’s financial condition, results of operations, cash flows and performance and those of their respective tenants as well as on the economy and real estate and financial markets, which may impact the timing or occurrence of the Acquisition or the Spin-Off. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the SEC on March 11, 2022, and subsequent filings by the Company with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and the Company assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.